Exhibit 99.2

Rocky Mountain Chocolate Factory Reports Fiscal Fourth Quarter and Full Year 2026 Financial Results

Management to Host Conference Call Tomorrow at 9:00 a.m. ET

DURANGO, Colo., June 1, 2026 (GLOBE NEWSWIRE) -- Rocky Mountain Chocolate Factory, Inc. (Nasdaq: RMCF) (the “Company”, “RMCF”, or “Rocky Mountain Chocolate Factory”), America’s Chocolatier™, is reporting financial and operating results for its fiscal fourth quarter and full year ended February 28, 2026.

“As outlined in our preliminary results announcement last month, fiscal 2026 was a year of significant operational transformation for Rocky Mountain Chocolate Factory,” said Jeff Geygan, Interim CEO. “While fourth quarter sales were impacted by challenges within our packaged product assortment and several temporary factors, we made substantial progress improving the underlying economics of the business. Through pricing, product mix and operational initiatives, we achieved our strongest product margin profile in approximately two years and moved closer to our long-term gross margin objectives.”

“Importantly, the actions we have taken over the past year have strengthened the foundation of the business. We have improved production efficiency, enhanced our data and analytics capabilities, expanded customer engagement initiatives and continued to advance franchise development opportunities. As our margin profile continues to improve, our focus is increasingly shifting toward driving sustainable revenue growth, improving execution in our packaged and e-commerce channels, and converting the operational progress we have made into consistent earnings performance.”

Fiscal Fourth Quarter 2026 Financial Results vs. Year-Ago Quarter

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Total revenue was $6.8 million in the fourth quarter of fiscal 2026 compared to $8.9 million in the fourth quarter of fiscal 2025. The decrease in revenue primarily reflects the underperformance of the Company’s packaged boxed assortment business, the deliberate reduction of certain low- or negative-margin Specialty Markets business, and select temporary items during the quarter.

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Total product and retail gross profit was $(0.9) million in the fourth quarter of fiscal 2026 compared to $(0.8) million in the fourth quarter of fiscal 2025. The decrease was primarily attributable to disposal of supplies with old branding.

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Total costs and expenses decreased to $9.8 million in the fourth quarter of fiscal 2026 compared to $11.6 million in the fourth quarter of fiscal 2025. The decrease was primarily attributable to efficiencies obtained by relocating our consumer packaging operations back to our Durango production facility.

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Net loss from continuing operations was $3.4 million or $(0.38) per share in the fourth quarter of fiscal 2026, compared to a net loss from continuing operations of $2.9 million or $(0.37) per share in the fourth quarter of fiscal 2025.

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EBITDA was $(2.6) million in the fourth quarter of fiscal 2026 compared to $(2.5) million in the year-ago quarter. The decrease was primarily attributable to the recognition of deferred tax liabilities.

Fiscal Year 2026 Results vs. Fiscal Year 2025

●	Total revenue was $27.5 million in fiscal 2026 compared to $29.6 million in fiscal 2025.

●	Total product and retail gross profit increased to $0.7 million in fiscal 2026 compared to $0.1 million in fiscal 2025.

●	Total costs and expenses improved to $31.1 million in fiscal 2026 compared to $35.5 million in fiscal 2025.

●	Net loss from continuing operations improved to $4.6 million or $(0.56) per share in fiscal 2026 compared to a net loss from continuing operations of $6.1 million or $(0.86) per share in fiscal 2025.

●	EBITDA was $(2.1) million in fiscal 2026 compared to $(4.7) million in the year-ago quarter.

Conference Call Information

The Company will conduct a conference call to discuss its financial results. A question-and-answer session will follow management’s opening remarks. The conference call details are as follows:

Date: Tuesday, June 2, 2026

Time: 9:00 a.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at RMCF@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at https://ir.rmcf.com/.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc. is a leading franchisor of premium chocolate and confectionary retail store concept. As America’s Chocolatier™, the Company has been producing an extensive line of premium chocolates and other confectionery products, including gourmet caramel apples since 1981. Headquartered in Durango, Colorado, Rocky Mountain Chocolate Factory is ranked among Entrepreneur’s Franchise 500® for 2026. The Company and its franchisees and licensees operate over 250 Rocky Mountain Chocolate stores across the United States, with several international locations. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements regarding future financial and operating results and anticipated outcomes of our business strategy and plan are forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, changes in the confectionery business environment, seasonality, consumer interest in our products, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause our actual results to differ from the forward-looking statements contained herein, please see the section entitled “Risk Factors” contained in our periodic reports, each filed with the Securities and Exchange Commission.

Investor Contact

Sean Mansouri, CFA

Elevate IR

720-330-2829

RMCF@elevate-ir.com

	Rocky Mountain Chocolate Factory, Inc.
	Consolidated Statements of Operations
	For the Years and Quarters Ended February 28,
	(in thousands)

	Q4 FY26	Q4 FY25	FY26	FY25
Revenue
Sales	$5,129	$7,099	$21,362	$24,015
Franchise and royalty fees	1,629	1,800	6,135	5,564
Total Revenue	6,758	8,899	27,497	29,579

Costs and Expenses
Cost of sales	6,056	7,936	20,643	23,916
Franchise costs	717	305	2,454	2,414
Sales and marketing	279	1,155	950	1,995
General and Administrative	2,300	2,017	5,435	6,305
Retail Operating	305	152	1,118	716
Depreciation and amortization excluding amount included in cost of sales	146	32	484	175
Total Costs and Expenses	9,803	11,597	31,084	35,521

Loss from Operations	(3,045)	(2,698)	(3,587)	(5,942)

Other Income (Expense)
Interest Expense	(219)	(196)	(840)	(454)
Interest Income	32	6	54	27
Gain on disposal of assets	-	(7)	-	247
Other Income (Expense) - net	(187)	(197)	(786)	(180)

Loss before Income Taxes	(3,232)	(2,895)	(4,373)	(6,122)

Income Tax Provision	187	-	187	-

Net Loss	$(3,419)	$(2,895)	$(4,560)	$(6,122)

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	AS OF FEBRUARY 28,
	2026	2025
Assets
Current Assets
Cash and cash equivalents	$1,218	$720
Accounts receivable, less allowance for credit losses losses anandad and of $128 and $307, respectively	2,545	3,405
Notes receivable, current portion, less current portion of the the tnhe and allowance for credit losses of $28 and $28, respectively	59	11
Refundable income taxes	58	64
Inventories	4,057	4,630
Other	831	393
Total current assets	8,768	9,223
Property and Equipment - Net	8,775	9,409
Other Assets
Notes receivable, less current portion and allowance for credit loss and and losses of $0 and $0	36	69
Goodwill	576	576
Intangible assets, net	733	210
Lease right of use asset	1,310	1,241
Other	14	447
Total other assets	2,669	2,543
Total Assets	$20,212	$21,175
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$5,088	$4,816
Accrued salaries and wages	406	697
Gift card liabilities	654	649
Other accrued liabilities	64	80
Deferred income taxes	187	-
Contract liabilities	105	139
Lease liabilities	282	488
Total current liabilities	6,786	6,869
Note Payable	6,568	5,957
Lease Liability, less current portion	1,054	770
Contract Liabilities, less current portion	575	604
Total Liabilities	14,983	14,200
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $.001 par value per shares, 250,000 authorized and and authorized, 0 and 0 shares issued and outstanding, respectively	-	-
Common stock, $.001 par value, 46,000,000 shares authorized, and and and 9,354,620 and 7,722,124 shares issued and outstanding, respectively	9	8
Additional paid-in capital	15,168	12,355
Accumulated deficit	(9,948)	(5,388)
Total stockholders' equity	5,229	6,975
Total Liabilities and Stockholders' Equity	$20,212	$21,175

Rocky Mountain Chocolate Factory, Inc. and Subsidiaries

Condensed Consolidated Computation of EBITDA

(In Thousands)

Three and Twelve Months Ended February 28

	Q4 FY26	Q4 FY25	Change	FY26	FY25	Change
	In Thousands			In Thousands

Net Loss	(3,419)	(2,895)	(524)	(4,560)	(6,122)	1,562
Depreciation & Amortization	369	209	160	1,405	950	455
Interest	219	196	23	840	454	386
Income Taxes	187	-	187	187	-	187

EBITDA	(2,644)	(2,490)	(154)	(2,128)	(4,718)	2,590

GAAP to NON-GAAP Financial Measures

This press release includes a non-GAAP financial measure, EBITDA, which the Company defines as net earnings before interest expense, taxes on income, and depreciation and amortization. A reconciliation of EBITDA with GAAP net earnings attributable to the Company is included in this press release.